Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

November 10, 2017

AutoNation, Inc.

200 SW 1st Avenue

Fort Lauderdale, FL 33301

Re:	AutoNation, Inc.
Registration Statement on Form S-3 (File No. 333-209585)

Ladies and Gentlemen:

We have acted as special counsel to AutoNation, Inc., a Delaware corporation (the “Company”), in connection with the public offering of (i) $450,000,000 aggregate principal amount of the Company’s 3.500% Senior Notes due 2024 (the “2024 Notes”), including the guarantees thereof (the “2024 Notes Guarantees”) by the subsidiary guarantors of the Company listed on Schedule I hereto (the “Guarantors”), which will be issued under the Indenture, dated as of April 14, 2010 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented and amended, with respect to the 2024 Notes, by the Supplemental Indenture, dated as of the date hereof, by and among the Company, the Guarantors and the Trustee (the “2024 Notes Supplemental Indenture” and, together with the Base Indenture, the “2024 Notes Indenture”) and (ii) $300,000,000 aggregate principal amount of the Company’s 3.800% Senior Notes due 2027 (the “2027 Notes” and, together with the 2024 Notes, the “Notes”), including the guarantees thereof (together with the 2024 Guarantees, the “Guarantees”) by the Guarantors, which will be issued under the Base Indenture, as supplemented and amended, with respect to the 2027 Notes, by the Supplemental Indenture, dated as of the date hereof, by and among the Company, the Guarantors and the Trustee (the “2027 Notes Supplemental Indenture” and, together with the Base Indenture, the “2027 Notes Indenture” and, together with the 2024 Notes Indenture, the “Indentures”). The Notes and the Guarantees are collectively referred to herein as the “Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

AutoNation, Inc.

November 10, 2017

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-3 (File No. 333-209585) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on February 18, 2016 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) and Post-Effective Amendment No. 1 thereto filed on August 2, 2017 with the Commission, including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b) the prospectus, dated February 18, 2016 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c) the preliminary prospectus supplement, dated November 7, 2017 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d) the prospectus supplement, dated November 7, 2017 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e) an executed copy of the Underwriting Agreement, dated November 7, 2017 (the “Underwriting Agreement”), among the Company, the Guarantors and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities LLC, as representatives of the other several underwriters named therein (the “Underwriters”), relating to the sale by the Company and the Guarantors to the Underwriters of the Securities;

(f) executed copies of the Indentures;

(g) the global certificates evidencing the Notes (the “Note Certificates”) in the form delivered by the Company to the Trustee for authentication and delivery;

(h) an executed copy of a certificate of Thomas J. Mila, Vice President, Corporate Law and Assistant Secretary, dated the date hereof (the “Secretary’s Certificate”);

(i) a copy of the Company’s Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of April 14, 2010 and November 9, 2017, and certified pursuant to the Secretary’s Certificate;

(j) a copy of the Company’s Bylaws, as amended and in effect as of February 5, 2008 and as amended and in effect as of December 12, 2016 and in effect at all subsequent times to and including the date hereof, and certified pursuant to the Secretary’s Certificate; and

AutoNation, Inc.

November 10, 2017

(k) copies of certain resolutions of the Board of Directors of the Company, dated March 25, 2010 and October 24, 2017 and resolutions of the Pricing Committee thereof, dated November 7, 2017, in each case certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others and of public officials, including those in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (all of the foregoing being referred to as “Opined on Law”).

As used herein, “Transaction Agreements” means the Indentures and the Note Certificates.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. When the Note Certificates are duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indentures, the Notes will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

2. When the Note Certificates are issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indentures, the Guarantees will constitute the valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms under the laws of the State of New York.

AutoNation, Inc.

November 10, 2017

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreements, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of Section 9.01 of the 2024 Notes Supplemental Indenture or Section 9.01 of the 2027 Notes Supplemental Indenture to the extent that such sections provide that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the 2024 Notes Indenture or the 2027 Notes Indenture, as applicable, or the effect thereof on the opinions herein stated;

(e) we do not express any opinion with respect to the enforceability of the provisions contained in Section 9.02 of the 2024 Notes Supplemental Indenture or Section 9.02 of the 2027 Notes Supplemental Indenture to the extent that such provisions limit the obligation of the Guarantors under the 2024 Notes Indenture or the 2027 Notes Indenture, as applicable, or any right of contribution of any party with respect to the obligations under the 2024 Notes Indenture or the 2027 Notes Indenture, as applicable;

(f) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(g) we have assumed that the Trustee’s certificate of authentication of the Note Certificates have been manually signed by one of the Trustee’s authorized officers and that the Note Certificates conform to the specimens thereof examined by us; and

AutoNation, Inc.

November 10, 2017

(h) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a) each Guarantor (i) is duly incorporated or formed, as applicable, and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization or formation, as applicable, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization or formation, as applicable, in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which such Guarantor is a party;

(b) each Guarantor has the corporate, limited liability company or limited partnership, as applicable, power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which such Guarantor is a party;

(c) each of the Transaction Agreements to which each Guarantor is party has been duly authorized, executed and delivered by all requisite corporate, limited liability company or limited partnership, as applicable, action on the part of such Guarantor;

(d) except to the extent expressly stated in the opinions contained herein with respect to the Company or the Guarantors, neither the execution and delivery by the Company or the Guarantors of the Transaction Agreements nor the performance by the Company or the Guarantors of its obligations thereunder: (i) conflicts or will conflict with the organizational documents of the Company or the organizational documents of any Guarantors, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or any Guarantor or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or any Guarantor or its property is subject, or violates or will violate any law, rule or regulation to which the Company or any Guarantor or its property is subject; and

(e) except to the extent expressly stated in the opinions contained herein with respect to the Company or the Guarantors, neither the execution and delivery by the Company or the Guarantors of the Transaction Agreements nor the performance by the Company or the Guarantors of its obligations thereunder, including the issuance and sale of the Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I

Guarantors

7 Rod Real Estate North, a Limited Liability Company 7 Rod Real Estate South, a Limited Liability Company
Abraham Chevrolet-Miami, Inc.
Abraham Chevrolet-Tampa, Inc.
ACER Fiduciary, Inc.
ACP Auto Parts, LLC
ACP Holding Corp.
AL F-L Motors, LLC
AL Fort Payne Motors, LLC
Albert Berry Motors, Inc.
Allen Samuels Chevrolet of Corpus Christi, Inc.
Allen Samuels Chevrolet of Waco, Inc.
Allison Bavarian
Allison Bavarian Holding, LLC
All-State Rent A Car, Inc.
American Way Motors, Inc.
AN AutoParts, Inc.
AN Cadillac of WPB, LLC
AN Central Region Management, LLC
AN Chevrolet - Arrowhead, Inc.
AN CJ Valencia, Inc.
AN Collision Center FTL South, Inc.
AN Collision Center of Addison, Inc.
AN Collision Center of Las Vegas, Inc.
AN Collision Center of North Houston, Inc.
AN Collision Center of Sarasota, Inc.
AN Collision Center of Tempe, Inc.
AN Corporate Management Payroll Corp.
AN Corpus Christi GP, LLC
AN Corpus Christi Imports Adv. GP, LLC
AN Corpus Christi Imports Adv., LP
AN Corpus Christi Imports GP, LLC
AN Corpus Christi Imports II GP, LLC
AN Corpus Christi Imports II, LP
AN Corpus Christi Imports, LP
AN Corpus Christi Motors, Inc.
AN Corpus Christi T. Imports GP, LLC
AN Corpus Christi T. Imports, LP
AN County Line Ford, Inc.
AN Dealership Holding Corp.
AN F. Imports of Atlanta, LLC
AN F. Imports of Hawthorne Holding, LLC
AN F. Imports of Hawthorne, LLC
AN F. Imports of North Denver, LLC
AN F. Imports of North Phoenix, Inc.
AN F. Imports of Roseville Holding, LLC
AN F. Imports of Roseville, Inc.
AN Fort Myers Imports, LLC
AN Fremont Luxury Imports, Inc.

AN H. Imports of Atlanta, LLC
AN Imports of Ft. Lauderdale, Inc.
AN Imports of Seattle, Inc.
AN Imports of Spokane, Inc.
AN Imports of Stevens Creek Holding, LLC
AN Imports of Stevens Creek, Inc.
AN Imports on Weston Road, Inc.
AN Luxury Imports GP, LLC
AN Luxury Imports Holding, LLC
AN Luxury Imports of Coconut Creek, Inc.
AN Luxury Imports of Marietta, LLC
AN Luxury Imports of Palm Beach, Inc.
AN Luxury Imports of Pembroke Pines, Inc.
AN Luxury Imports of Phoenix, Inc.
AN Luxury Imports of San Diego, Inc.
AN Luxury Imports of Sanford, LLC
AN Luxury Imports of Sarasota, Inc.
AN Luxury Imports of Spokane, Inc.
AN Luxury Imports of Tucson, Inc.
AN Luxury Imports, Ltd.
AN Motors of Brooksville, Inc.
AN Motors of Dallas, Inc.
AN Motors of Delray Beach, Inc.
AN Motors of Ft. Lauderdale, Inc.
AN Motors of Memphis, Inc.
AN Motors of Pembroke, LLC
AN Motors of Scottsdale, LLC
AN Motors on Federal Highway, LLC
AN Motors on South Padre, LP
AN North Phoenix Collision, Inc.
AN Pontiac GMC Houston North GP, LLC
AN Pontiac GMC Houston North, LP
AN San Jose Luxury Imports Holdings, LLC
AN San Jose Luxury Imports, Inc.
AN Seattle Motors, Inc.
AN Subaru Motors, Inc.
AN T. Imports of Atlanta, LLC
AN Texas Region Management, Ltd.
AN Tucson Imports, LLC
AN Valencia Auto Imports, Inc.
AN Western Region Management, LLC
AN/CF Acquisition Corp.
AN/KPBG Motors, Inc.
AN/MF Acquisition Corp.
AN/MNI Acquisition Corp.
AN/PF Acquisition Corp.
ANUSA Holding, LLC
Appleway Chevrolet, Inc.
ASE Motors Holding Corp.
Auto Car Holding, LLC
Auto Car, Inc.
Auto Company 2016-3, Inc.
Auto Company 2016-4, Inc.

Auto Company 2016-5, Inc.
Auto Company 2016-6, Inc.
Auto Company 2016-7, Inc.
Auto Company 2016-8, Inc.
Auto Company 2016-9, Inc.
Auto Company 2016-10, Inc.
Auto Company 2016-11, Inc.
Auto Company 2016-12, Inc.
Auto Company 2016-13, Inc.
Auto Company 2016-14, Inc.
Auto Company 2016-15, Inc.
Auto Company 2016-16, Inc.
Auto Company 2016-17, Inc.
Auto Company 2016-18, Inc.
Auto Company 2016-19, Inc.
Auto Company 2016-20, Inc.
Auto Company 2017-01, Inc.
Auto Company 2017-02, Inc.
Auto Company 2017-03, Inc.
Auto Company 2017-04, Inc.
Auto Company 2017-05, Inc.
Auto Company 2017-06, Inc.
Auto Company 2017-07, Inc.
Auto Company 2017-08, Inc.
Auto Company 2017-09, Inc.
Auto Company 2017-10, Inc.
Auto Company VI, Inc.
Auto Company VII, Inc.
Auto Company VIII, Inc.
Auto Company IX, Inc.
Auto Company XI, Inc.
Auto Company XII, Inc.
Auto Company XIII, Inc.
Auto Company XIV, Inc.
Auto Company XVII, Inc.
Auto Company XIX, Inc.
Auto Company XXI, Inc.
Auto Company XXII, Inc.
Auto Company XXIII, Inc.
Auto Company XXV, Inc.
Auto Company XXVI, Inc.
Auto Company XXVII, Inc.
Auto Company XXVIII, Inc.
Auto Dealership 2016-1, LLC
Auto Dealership 2016-2, LLC
Auto Dealership 2016-3, LLC
Auto Dealership 2016-4, LLC
Auto Dealership 2016-5, LLC
Auto Dealership 2016-6, LLC
Auto Dealership 2016-7, LLC
Auto Dealership 2016-8, LLC
Auto Dealership 2016-9, LLC
Auto Dealership 2016-10, LLC

Auto Dealership 2017-01, LLC
Auto Dealership 2017-03, LLC
Auto Dealership 2017-04, LLC
Auto Dealership 2017-05, LLC
Auto Dealership 2017-06, LLC
Auto Dealership 2017-07, LLC
Auto Dealership 2017-08, LLC
Auto Dealership 2017-09, LLC
Auto Dealership 2017-10, LLC
Auto Dealership 2017-11, LLC
Auto Dealership 2017-12, LLC
Auto Dealership 2017-13, LLC
Auto Dealership 2017-14, LLC
Auto Dealership 2017-15, LLC
Auto Dealership 2017-16, LLC
Auto Dealership 2017-17, LLC
Auto Dealership 2017-18, LLC
Auto Dealership 2017-19, LLC
Auto Dealership 2017-20, LLC
Auto Dealership 2017-21, LLC
Auto Dealership 2017-22, LLC
Auto Dealership 2017-23, LLC
Auto Dealership 2017-24, LLC
Auto Dealership 2017-25, LLC
Auto Dealership 2017-26, LLC
Auto Dealership 2017-27, LLC
Auto Dealership 2017-28, LLC
Auto Dealership 2017-29, LLC
Auto Dealership 2017-30, LLC
Auto Dealership III, LLC
Auto Dealership IV, LLC
Auto Dealership V, LLC
Auto Dealership VI, LLC
Auto Dealership VII, LLC
Auto Dealership VIII, LLC
Auto Dealership IX, LLC
Auto Dealership X, LLC
Auto Dealership XXIII, LLC
Auto Holding, LLC
Auto Mission Holding, LLC
Auto Mission Ltd.
Auto Motors of Englewood, LLC
Auto West, Inc.
Autohaus Holdings, Inc.
AutoNation Benefits Company, Inc.
AutoNation Corporate Management, LLC
AutoNation Enterprises Incorporated
AutoNation Financial Services, LLC
AutoNation Fort Worth Motors, Ltd.
AutoNation GM GP, LLC
AutoNation Holding Corp.
AutoNation Imports of Katy GP, LLC
AutoNation Imports of Katy, L.P.

AutoNation Imports of Lithia Springs, LLC
AutoNation Imports of Longwood, Inc.
AutoNation Imports of Palm Beach, Inc.
AutoNation Imports of Winter Park, Inc.
AutoNation Motors Holding Corp.
AutoNation Motors of Lithia Springs, Inc.
AutoNation North Texas Management GP, LLC
AutoNation Orlando Venture Holdings, Inc.
AutoNation Realty Corporation
AutoNation USA of Perrine, Inc.
AutoNation V. Imports of Delray Beach, LLC
AutoNation.com, Inc.
Auto TechLabs, Inc.
Bankston Auto, Inc.
Bankston Chrysler Jeep of Frisco, L.P.
Bankston CJ GP, LLC
Bankston Ford of Frisco, Ltd. Co.
Bankston Nissan in Irving, Inc.
Bankston Nissan Lewisville GP, LLC
Bankston Nissan Lewisville, Ltd.
Bargain Rent-A-Car
Batfish, LLC
BBCSS, Inc.
Beach City Chevrolet Company, Inc.
Beach City Holding, LLC
Beacon Motors, Inc.
Bell Motors, LLC
Bellevue Automotive, Inc.
Bellevue Collision, Inc.
Bengal Motor Company, Ltd.
Bengal Motors, Inc.
Bethesda Luxury Imports, LLC
Bill Ayares Chevrolet, LLC
Bledsoe Dodge, LLC
Bob Townsend Ford, Inc.
Body Shop Holding Corp.
Brown & Brown Chevrolet - Superstition Springs, LLC
Brown & Brown Chevrolet, Inc.
Brown & Brown Nissan Mesa, LLC
Brown & Brown Nissan, Inc.
Bull Motors, LLC
C. Garrett, Inc.
Carlisle Motors, LLC
Carwell Holding, LLC
Carwell, LLC
Centennial Automotive, LLC
Centennial Collision, Inc.
Cerritos Body Works Holding, LLC
Cerritos Body Works, Inc.
Champion Chevrolet Holding, LLC
Champion Chevrolet, LLC
Champion Ford, Inc.
Chandler Collision, Inc.

Charlie Hillard, Inc.
Charlie Thomas Chevrolet GP, LLC
Charlie Thomas Chevrolet, Ltd.
Charlie Thomas Chrysler-Plymouth, Inc.
Charlie Thomas’ Courtesy Ford, Ltd.
Charlie Thomas’ Courtesy GP, LLC
Charlie Thomas Courtesy Leasing, Inc.
Charlie Thomas F. GP, LLC
Charlie Thomas Ford, Ltd.
Chesrown Auto, LLC
Chesrown Chevrolet, LLC
Chesrown Collision Center, Inc.
Chesrown Ford, Inc.
Chevrolet World, Inc.
Chuck Clancy Ford of Marietta, LLC
CJ Valencia Holding, LLC
Coastal Cadillac, Inc.
Consumer Car Care Corporation
Contemporary Cars, Inc.
Cook-Whitehead Ford, Inc.
Corporate Properties Holding, Inc.
Corpus Christi ANUSA, LLC
Corpus Christi Collision Center, Inc.
Costa Mesa Cars Holding, LLC
Costa Mesa Cars, Inc.
Courtesy Auto Group, Inc.
Courtesy Broadway, LLC
Covington Pike Motors, Inc.
CT Intercontinental GP, LLC
CT Intercontinental, Ltd.
CT Motors, Inc.
D/L Motor Company
Dealership Realty Corporation
Delray Luxury Imports, Inc.
Desert Buick-GMC Trucks, L.L.C.
Desert Chrysler-Plymouth, Inc.
Desert Dodge, Inc.
Desert GMC, L.L.C.
Dobbs Ford of Memphis, Inc.
Dobbs Ford, Inc.
Dobbs Mobile Bay, Inc.
Dobbs Motors of Arizona, Inc.
Don Mealey Chevrolet, Inc.
Don Mealey Imports, Inc.
Don-A-Vee Jeep-Eagle, Inc.
Driver’s Mart Worldwide, Inc.
Eastern Region Management, LLC
Eastgate Ford, Inc.
Ed Mullinax Ford, LLC
Edgren Motor Company, Inc.
Edgren Motor Holding, LLC
El Monte Imports Holding, LLC
El Monte Imports, Inc.

El Monte Motors Holding, LLC
El Monte Motors, Inc.
Emich Subaru West, LLC
Empire Services Agency, Inc.
Financial Services GP, LLC
Financial Services, Ltd.
First Team Automotive Corp.
First Team Ford of Manatee, Ltd.
First Team Ford, Ltd.
First Team Jeep Eagle, Chrysler-Plymouth, Ltd.
First Team Management, Inc.
Fit Kit Holding, LLC
Fit Kit, Inc.
Florida Auto Corp.
Ford of Kirkland, Inc.
Fox Chevrolet, LLC
Fox Motors, LLC
Fred Oakley Motors, Inc.
Fremont Luxury Imports Holding, LLC
Ft. Lauderdale Nissan, Inc.
GA CDJR Motors, LLC
GA Columbus Imports, LLC
GA F Imports, LLC
GA H Imports, LLC
GA HY Imports, LLC
G.B. Import Sales & Service Holding, LLC
G.B. Import Sales & Service, LLC
Gene Evans Ford, LLC
George Sutherlin Nissan, LLC
Germantown Luxury Imports, LLC
Gilbert Body Shop, Inc.
Government Boulevard Motors, Inc.
Gulf Management, Inc.
Hayward Dodge, Inc.
Henderson ANUSA, LLC
Henderson Collision, Inc.
Hillard Auto Group, Inc.
Hollywood Imports Limited, Inc.
Horizon Chevrolet, Inc.
House of Imports Holding, LLC
House of Imports, Inc.
Houston ANUSA, LLC
Houston Auto M. Imports Greenway, Ltd.
Houston Auto M. Imports North, Ltd.
Houston Imports Greenway GP, LLC
Houston Imports North GP, LLC
HVA Imports, LLC
HVM Imports, LLC
HVS Motors, LLC
HVVW Motors, LLC
Irvine Imports Holding, LLC
Irvine Imports, Inc.
Irvine Toyota/Nissan/Volvo Limited Partnership

Jemautco, Inc.
Jerry Gleason Chevrolet, Inc.
Jerry Gleason Dodge, Inc.
Jim Quinlan Chevrolet Co.
Joe MacPherson Ford
Joe MacPherson Imports No. I
Joe MacPherson Infiniti
Joe MacPherson Infiniti Holding, LLC
John M. Lance Ford, LLC
J-R Motors Company North
J-R Motors Company South
JRJ Investments, Inc.
Katy ANUSA, LLC
Kenyon Dodge, Inc.
King’s Crown Ford, Inc.
L.P. Evans Motors WPB, Inc.
L.P. Evans Motors, Inc.
Lance Children, Inc.
Las Vegas ANUSA, LLC
Leesburg Imports, LLC
Leesburg Motors, LLC
Les Marks Chevrolet, Inc.
Lew Webb’s Ford, Inc.
Lew Webb’s Irvine Nissan Holding, LLC
Lew Webb’s Irvine Nissan, Inc.
Lewisville Collision, Inc.
Lewisville Imports GP, LLC
Lewisville Imports, Ltd.
Lot 4 Real Estate Holdings, LLC
Luxury Orlando Imports, Inc.
Luxury Woodlands Imports, Inc.
MacHoward Leasing
MacHoward Leasing Holding, LLC
MacPherson Enterprises, Inc.
Magic Acquisition Corp.
Magic Acquisition Holding, LLC
Maitland Luxury Imports, Inc.
Marks Family Dealerships, Inc.
Marks Transport, Inc.
MC/RII, LLC
Mealey Holdings, Inc.
Mesa Collision, Inc.
Metro Chrysler Jeep, Inc.
Midway Chevrolet, Inc.
Mike Hall Chevrolet, Inc.
Mike Shad Chrysler Plymouth Jeep Eagle, Inc.
Mike Shad Ford, Inc.
Mission Blvd. Motors, Inc.
Mortimer Collision, LLC
Mr. Wheels Holding, LLC
Mr. Wheels, Inc.
Mullinax East, LLC
Mullinax Ford North Canton, Inc.

Mullinax Ford South, Inc.
Mullinax Used Cars, Inc.
Naperville Imports, Inc.
Newport Beach Cars Holding, LLC
Newport Beach Cars, LLC
Nichols Ford, Ltd.
Nichols GP, LLC
Nissan of Brandon, Inc.
Northpoint Chevrolet, LLC
Northwest Financial Group, Inc.
NY LNR Luxury Imports, Inc.
NY Luxury Motors of Mt. Kisco, Inc.
NY MT. Kisco Luxury Imports, Inc.
NY Palisades Luxury Imports, Inc.
NY White Plains Luxury Imports, Inc.
Oxnard European Motors, LLC
Oxnard Venture Holdings, Inc.
Payton-Wright Ford Sales, Inc.
Pembroke Motors, Inc.
Peyton Cramer Automotive
Peyton Cramer Automotive Holding, LLC
Peyton Cramer F. Holding, LLC
Peyton Cramer Ford
Peyton Cramer Infiniti
Peyton Cramer Infiniti Holding, LLC
Peyton Cramer Jaguar
Peyton Cramer Lincoln-Mercury
Peyton Cramer LM Holding, LLC
Phoenix ANUSA, LLC
Pierce Automotive Corporation
Pierce, LLC
Pitre Chrysler-Plymouth-Jeep of Scottsdale, Inc.
Plains Chevrolet GP, LLC
Plains Chevrolet, Ltd.
Port City Imports, Inc.
Prime Auto Cosmetics, Inc.
Prime Auto Resources, Inc.
Quality Nissan GP, LLC
Quality Nissan, Ltd.
Quinlan Motors, Inc.
R. Coop Limited
R.L. Buscher II, Inc.
R.L. Buscher III, Inc.
Real Estate Holdings, Inc.
Renton H Imports, Inc.
Republic Resources Company
Republic Risk Management Services, Inc.
Resources Aviation, Inc.
RI Merger Corp.
RI/BB Acquisition Corp.
RI/BBNM Acquisition Corp.
RI/Hollywood Nissan Acquisition Corp.
RI/LLC Acquisition Corp.

RI/RMC Acquisition GP, LLC
RI/RMC Acquisition, Ltd.
RI/RMT Acquisition GP, LLC
RI/RMT Acquisition, Ltd.
RI/WFI Acquisition Corporation
RKR Motors, Inc.
Roseville Collision, Inc.
Roseville Motor Corporation
Roseville Motor Holding, LLC
Sacramento Collision, Inc.
Sahara Imports, Inc.
Sahara Nissan, Inc.
Saul Chevrolet Holding, LLC
SCM Realty, Inc.
Shamrock F. Holding, LLC
Shamrock Ford, Inc.
Six Jays LLC
SMI Motors Holding, LLC
SMI Motors, Inc.
South Broadway Motors, LLC
Southwest Motors of Denver, LLC
Star Motors, LLC
Steakley Chevrolet GP, LLC
Steakley Chevrolet, Ltd.
Steeplechase Motor Company
Steve Moore Chevrolet Delray, LLC
Steve Moore Chevrolet, LLC
Stevens Creek Holding, LLC
Stevens Creek Luxury Imports Holding, LLC
Stevens Creek Luxury Imports, Inc.
Stevens Creek Motors, Inc.
Sunrise Nissan of Jacksonville, Inc.
Sunrise Nissan of Orange Park, Inc.
Sunset Pontiac-GMC Truck South, Inc.
Sunset Pontiac-GMC, Inc.
Superior Nissan, Inc.
Sutherlin Chrysler-Plymouth Jeep-Eagle, LLC
Sutherlin H. Imports, LLC
Sutherlin Imports, LLC
Sutherlin Nissan, LLC
Tasha Incorporated
Tempe Auto Imports, Inc.
Tempe Body Shop, Inc.
Terry York Motor Cars Holding, LLC
Terry York Motor Cars, Ltd.
Texan Ford Sales, Ltd.
Texan Ford, Inc.
Texan Sales GP, LLC
Texas Management Companies LP, LLC
The Consulting Source, Inc.
The Pierce Corporation II, Inc.
Tinley Park A. Imports, Inc.
Tinley Park J. Imports, Inc.

Tinley Park V. Imports, Inc.
TN CDJR Motors, LLC
TN F Imports, LLC
Torrance Nissan Holding, LLC
Torrance Nissan, LLC
Tousley Ford, Inc.
Toyota Cerritos Limited Partnership
Triangle Corporation
T-West Sales & Service, Inc.
TX Alliance Motors, Inc.
TX Ennis Autoplex Motors, Inc.
TX Motors of North Richland Hills, Inc.
TX Motors on Katy Freeway, Inc.
TX Motors on Southwest Loop, Inc.
TX West Houston Motors, Inc.
Valencia Auto Imports Holding, LLC
Valencia B. Imports Holding, LLC
Valencia B. Imports, Inc.
Valencia Dodge
Valencia Dodge Holding, LLC
Valencia H. Imports Holding, LLC
Valencia H. Imports, Inc.
Valley Chevrolet, LLC
Vanderbeek Motors Holding, LLC
Vanderbeek Motors, Inc.
Vanderbeek Olds/GMC Truck, Inc.
Vanderbeek Truck Holding, LLC
Village Motors, LLC
Vince Wiese Chevrolet, Inc.
Vince Wiese Holding, LLC
VistaCal Luxury Imports, Inc.
W.O. Bankston Nissan, Inc.
Wallace Dodge, LLC
Wallace Ford, LLC
Wallace Lincoln-Mercury, LLC
Wallace Nissan, LLC
Webb Automotive Group, Inc.
West Colorado Motors, LLC
West Houston Luxury Imports, Inc.
West Side Motors, Inc.
Westgate Chevrolet GP, LLC
Westgate Chevrolet, Ltd.
Westmont A. Imports, Inc.
Westmont B. Imports, Inc.
Westmont Collision, Inc.
Westmont M. Imports, Inc.
Woody Capital Investment Company II
Woody Capital Investment Company III
Working Man’s Credit Plan, Inc.
WPB Collision, Inc.